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                                  Exhibit 21.1

                     NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

                                                STATE/COUNTRY OF
                                            INCORPORATION/FORMATION
                                            -----------------------
1.  Fortress Realty Holdings, Inc.                Ontario
2.  Commercial Asset Holdings LLC                 Delaware
3.  Fortress CBO Investments I Corp.              Delaware
4.  Fortress CBO Holdings I Inc.                  Delaware
5.  Newcastle CDO I Corp.                         Delaware
6.  Fortress CBO Investments I, Ltd.              Cayman Islands
7.  Newcastle CDO I, Ltd.                         Cayman Islands
8.  Fortress Asset Trust                          Delaware
9.  LIV Holdings LLC                              Delaware
10. Monterrey Belgium s.p.r.l.                    Belgium
11. Monterrey B.V.                                Netherlands
12. Karl S.A.                                     Belgium
13. Steinhage B.V.                                Netherlands
14. Beta Invest s.p.r.l.                          Belgium
15. Alfa Invest s.p.r.l.                          Belgium
16. Seminole s.p.r.l.                             Belgium
17. Melodicum s.p.r.l.                            Belgium
18. Polytrophus s.p.r.l.                          Belgium
19. Centrum Invest s.p.r.l.                       Belgium
20. Trealen s.p.r.l.                              Belgium
21. NIC Holdings I LLC                            Delaware
22. Newcastle CDO Holdings LLC                    Delaware
23. Fortress Finance (Belgium) s.p.r.l.           Belgium
24. Newcastle CDO II Holdings LLC                 Delaware
25. Newcastle CDO II, Ltd.                        Cayman Islands
26. Impac Commercial Holdings, Inc.               Maryland
27. Impac Commercial Assets Corporation           California
28. Impac Commercial Capital Corporation          California
29. Newcastle CDO II Corp.                        Delaware
30. NIC TRS Holdings, Inc.                        Delaware
31. Newcastle CDO III Holdings LLC                Delaware
32. Newcastle CDO III, Ltd.                       Cayman Islands
33. Newcastle CDO III Corp.                       Delaware
34. NIC GCMRepo LLC                               Delaware
35. NIC DBRepo LLC                                Delaware
36. NIC NK LLC                                    Delaware
37. DBNC Peach Holdings LLC                       Delaware
38. DBNC Peach LLC                                Delaware
39. DBNC Peach Trust LLC                          Delaware
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